Exhibit 10.1
AMENDMENT NO. 4
UNITED AMERICA INDEMNITY, LTD.
SHARE INCENTIVE PLAN
     This AMENDMENT No. 4 (the “Amendment”) effective 31 March 2007 amends the terms and conditions of the United America Indemnity, Ltd. Share Incentive Plan dated 5 September 2003, as amended (the “Plan”).
     WHEREAS, the Directors of United America Indemnity, Ltd., an exempted company incorporated with limited liability under the law of the Cayman Islands, desire to effect the revisions to the Plan set forth herein effective the date hereof.
     NOW THEREFORE, the Plan is amended as follows:
     1. The fifth paragraph of Section 3 of the Plan shall be deleted in its entirety and replaced with the following:
     “In the event any merger, reorganization, consolidation, recapitalization, spin-off, stock dividend, share split, reverse share split, extraordinary distribution with respect to the Common Stock, any sale or transfer of all or part of the Company’s assets or business or other change in corporate structure affecting the Common Stock occurs or is proposed (such event, an “Equity Restructuring”), the Committee or the Board shall, effective as of the time of the Equity Restructuring, make such substitution or adjustment in the aggregate number and kind of shares or other property reserved for issuance under the Plan or any limitations under the Plan, in the number, kind and Exercise Price (as defined herein) of shares or other property subject to outstanding Stock Options, in the number and kind of shares or other property subject to Restricted Stock Awards or other Awards, and/or such other substitution or adjustments, in each case as the Committee or the Board shall determine in its discretion to be appropriate, such that the value of the adjusted shares or other property immediately prior to the Equity Restructuring is the same as the value of such adjusted shares or other property immediately following the Equity Restructuring, provided that, in no case shall such determination adversely affect in any material respect the rights of a Participant hereunder or under any Award Agreement. In connection with any event described in this paragraph, the Committee may provide, in its sole discretion, for the cancellation of any outstanding Stock Option and payment in cash or other property in exchange therefor.”
     2. The following shall be inserted into the second paragraph of Appendix A of the Plan such that it becomes the second sentence thereof:
     “Furthermore, such Performance Criteria may be supplemented by reference to per share determinations.”